Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

QEP RESOURCES, INC.

ARTICLE I.
NAME

The name of the Company is QEP Resources, Inc.

ARTICLE II.
REGISTERED OFFICE

The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III.
BUSINESS

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV.
AUTHORIZED CAPITAL STOCK

The aggregate number of shares of capital stock that the Company shall have authority to issue is 510,000,000, of which 500,000,000 shares shall be common stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares shall be preferred stock, par value $0.01 per share (the “Preferred Stock”).  Subject to the rights of any holders of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

The designations, powers, preferences, rights and qualifications, limitations or restrictions of the Common Stock and Preferred Stock are as follows:

(A)

Common Stock.

(1)

Each holder of Common Stock shall have one vote in respect of each share of such stock held of record by such stockholder.  Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this

Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(2)

Subject to the rights of the holders of any series of Preferred Stock, such dividends, if any, as may be determined by the Board of Directors may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock.

(3)

Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, all assets legally available for distribution to stockholders shall be divided and distributed among the holders of the Common Stock ratably according to the number of shares of Common Stock held.

(B)

Preferred Stock.

(1)

Shares of Preferred Stock may be issued from time to time in one or more series and with such designations for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of such series by the Board of Directors.  The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

(i)

the number of shares constituting such series and any increase or decrease (but not below the number of shares of such series then outstanding) in the number of shares of any series subsequent to the original issue of shares of that series;

(ii)

the voting powers, if any, of stock of such series;

(iii)

the rate and time at which, and the terms and conditions upon which, dividends, if any, on such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the terms upon which such dividends shall be cumulative;

(iv)

whether such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, such series may be redeemed;

(v)

the rights, if any, of the holders of stock of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Company;

(vi)

the terms of the sinking fund or redemption or purchase account, if any, to be provided for such series;

(vii)

the right, if any, of the holders of such series to convert shares of the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Company and the terms and conditions of such conversion or exchange; and

(viii)

any other designations, powers, preferences, limitations and relative rights thereof, so far as they are not inconsistent with the provisions of this Certificate and to the full extent now or hereafter permitted by the laws of Delaware.

ARTICLE V.
ELECTION OF DIRECTORS

(A)

Subject to Article V, paragraph (F) hereof, the number of authorized members of the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors which the Company would have if there were no vacancies but shall not be fewer than seven directors and not more than eleven directors.  Election of directors need not be by written ballot.

(B)

The directors, other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the terms of any Certificate of Designations relating to such series of Preferred Stock, shall be divided into three classes, designated Class I, Class II and Class III, and each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Board of Directors.  Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that the initial directors assigned to Class I shall serve for a term ending on the date of the first annual meeting next following May 18, 2010, the initial directors assigned to Class II shall serve for a term ending on the date of the second annual meeting next following May 18, 2010 and the initial directors assigned to Class III shall serve for a term ending on the date of the third annual meeting next following May 18, 2010.  The Board of Directors may assign members of the Board of Directors already in office to such classes.

If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director except as otherwise provided in this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) relating to additional directors elected by the holders of one or more series of Preferred Stock.

(C)

A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(D)

Subject to the rights of the holders of any series of Preferred Stock then outstanding, vacancies resulting from death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the number of authorized directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and a director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires and until such director’s successor has been duly elected and qualified.

(E)

Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed, but only for cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of 66⅔ percent of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors.

(F)

During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of any Certificate of Designations relating to such series of Preferred Stock, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Company shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal.  Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Company shall be reduced accordingly.

ARTICLE VI.
AMENDMENT OF BYLAWS

The Bylaws may be adopted, amended or repealed (A) by the Board of Directors or (B) by the affirmative vote of a majority of the outstanding voting power entitled to vote generally in the election of directors; provided, however, that in the case of clause (B), notice of the proposed amendment is contained in the notice of the meeting.  In addition to any vote required by any other provision of the Bylaws, this Certificate of Incorporation or any applicable law, if such amendment is to be adopted by the stockholders, the affirmative vote of holders of eighty percent of the outstanding voting power entitled to vote generally in the election of directors, voting together as a single class, shall be required for any amendment to the Bylaws that amends or repeals, or adopts any provisions inconsistent with Section 2.7(F), Article III, Article VIII or Section 9.10 thereof.

ARTICLE VII.
BUSINESS COMBINATIONS

(A)

The affirmative vote of the holders of not less than eighty percent of the outstanding voting power entitled to vote generally in the election of directors shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) involving a “Related Person” (as hereinafter defined); provided, however, that the eighty percent voting requirement shall not be applicable if:

(1)

The “Continuing Directors” (as hereinafter defined) of the Company by a two-thirds vote have expressly approved such Business Combination either in advance of or subsequent to such Related Person having become a Related Person; or

(2)

The following conditions are satisfied:

(i)

The aggregate amount of the cash and the “Fair Market Value” (as hereinafter defined) of the property, securities or “Other Consideration” (as hereinafter defined) to be received per share by all holders of capital stock of the Company in the Business Combination, other than the Related Person involved in the Business Combination, is not less than the “Highest Per Share Price” or the “Highest Equivalent Price” (each as hereinafter defined) paid by the Related Person in acquiring any of its holdings of the Company’s capital stock; and

(ii)

A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such requirements shall have been mailed to all stockholders of the Company for the purpose of soliciting stockholder approval of the Business Combination.  The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Company other than any Related Person.

Subject to the provisions of paragraph (G) of this Article VII, such eighty percent vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

(B)

For purposes of this Article VII:

(1)

The term “Business Combination” shall mean (i) any merger, consolidation or share exchange of the Company or a subsidiary of the Company with or into a Related Person, in each case without regard to which entity is the surviving entity; (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets of the Company (including without limitation any voting securities of a subsidiary of the Company) or a subsidiary of the Company to or with a Related Person (whether in one transaction or series of transactions); (iii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets of a Related Person to the Company or a subsidiary of the Company; (iv) the issuance, transfer or delivery of any securities of the Company or a subsidiary of the Company by the Company or any of its subsidiaries to a Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Company); (v) any recapitalization or reclassification of securities (including any reverse stock split) that would have the effect of increasing the voting power of a Related Person; (vi) the issuance or transfer by a Related Person of any securities of such Related Person to the Company or a subsidiary of the Company (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Related Person); (vii) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person; or (viii) any agreement, plan, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

(2)

The term “Continuing Director” shall mean a director who is unaffiliated with any Related Person and either (i) was a member of the Board of Directors of the Company immediately prior to the time the Related Person involved in a Business Combination became a Related Person or (ii) was designated (before his or her initial election or appointment as Director) as a Continuing Director by a majority of the then Continuing Directors.

(3)

The term “Fair Market Value” shall mean (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a two-thirds vote of the Continuing Directors in good faith; and (ii) in the case of property other than stock or cash, the fair market value of such property on the date in question as determined by a two-thirds vote of the Continuing Directors in good faith.

(4)

The terms “Highest Per Share Price” and “Highest Equivalent Price” shall mean the following:  if there is only one class of capital stock of the Company issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of that class of capital stock.  If there is more than one class of capital stock of the Company issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Company, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the Highest Per Share Price that can be determined to have been paid at any time by the Related Person for any share or shares of any class or series of capital stock of the Company.  In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person.  Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes, soliciting dealers’ fees and other expenses paid by the Related Person with respect to the shares of capital stock of the Company acquired by the Related Person.  In the case of any Business Combination with a Related Person, the Continuing Directors shall determine the Highest Per Share Price and the Highest Equivalent Price for each class and series of capital stock of the Company.

(5)

The term “Other Consideration” shall include, without limitation, Common Stock or other capital stock of the Company retained by stockholders of the Company other than Related Persons or parties to such Business Combination in the event of a Business Combination in which the Company is the surviving corporation.

(6)

The term “Related Person” shall mean and include any individual, partnership, corporation or other person or entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its “Affiliates” and “Associates” (as defined in Rule 12b-2 of the Exchange Act as in effect at the date of the adoption of this Article VII by the stockholders of the Company), are “Beneficial Owners” (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of 10% or more of the outstanding shares of any class of capital stock of the Company, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.  Notwithstanding any provision of Rule 13d-3 to the contrary, an entity shall be deemed to be the Beneficial Owner of any share of capital stock of the Company that such entity has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

(7)

The term “Substantial Part” shall mean more than 20% of the fair market value, as determined by two-thirds of the Continuing Directors, of the total consolidated assets of the Company and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

(C)

The determinations of the Continuing Directors as to Fair Market Value, Highest Per Share Price, Highest Equivalent Price, and the existence of a Related Person or a Business Combination shall be conclusive and binding.

(D)

Nothing contained in this Article VII shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

(E)

The fact that any Business Combination complies with the provisions of paragraph (A)(2) of this Article VII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Company, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

(F)

Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Company, the affirmative vote of not less than eighty percent of the outstanding voting power entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article VII.

(G)

Notwithstanding any provision of this Certificate of Incorporation or the Bylaws of the Company to the contrary, in the event that a Business Combination under this Article VII requires a stockholder vote under Section 203 of the DGCL, this Article VII shall be deemed not to require a greater vote of stockholders than that specified by Section 203 of the DGCL.

ARTICLE VIII.
STOCKHOLDER ACTION BY WRITTEN CONSENT

Any action required or permitted to be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the books in which proceedings of meetings of stockholders are recorded; provided, however, at any time when Questar Corporation is the record owner, in the aggregate, of less than all of the voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designations relating to such series of Preferred Stock.

ARTICLE IX.
LIMITATION OF LIABILITY

No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director derived an improper personal benefit; or (iv) for any action that would result in statutory liability of the director under Section 174 of the DGCL.

If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Company shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time.  Any repeal or modification of this paragraph by the stockholders shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Company for acts or omissions occurring prior to the effective date of such repeal or modification.

ARTICLE X.
AMENDMENT OF CERTIFICATE OF INCORPORATION

The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Notwithstanding the foregoing, and in addition to any other provision of this Certificate of Incorporation, the Bylaws or any applicable law, the affirmative vote of eighty percent of the outstanding voting power entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, Articles V, VI, VII, VIII, IX and X.